Exhibit 24.1


                         POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes George H. MacLean, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him and in his name, place, and stead, in any and all capacities, to sign a Post-Effective Amendment on Form S-8 to the Form S-4 Registration Statement of U.S. Industries, Inc. (the "Company") with respect to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the U.S. Industries, Inc. Restricted Stock Plan, the Amended U.S. Industries, Inc. Stock Option Plan, the U.S. Industries, Inc. 1986 Stock Option Plan, the U.S. Industries, Inc. 1991 Stock Option Plan, the U.S. Industries, Inc. 1996 Employee Stock Plan, the U.S. Industries, Inc. 1989 Directors Stock Option Plan and the U.S. Industries, Inc. 1995 Directors Stock Option Plan, and to sign and file any other documents in connection therewith, including amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 11th day of June 1998.



/s/ David H. Clarke                /s/ John G. Raos
--------------------------         --------------------------
    David H. Clarke                    John G. Raos


/s/ Frank R. Reilly                /s/ Brian C. Beazer
--------------------------         --------------------------
    Frank R. Reilly                    Brian C. Beazer





/s/ John J. McAtee, Jr.       /s/ The Hon. Charles H. Price II
--------------------------    --------------------------------
    John J. McAtee, Jr.           The Hon. Charles H. Price II


/s/ Sir Harry Solomon         /s/ Royall Victor III
--------------------------    --------------------------
    Sir Harry Solomon             Royall Victor III


/s/ Mark Vorder Bruegge       /s/ Robert R. Womack
--------------------------    --------------------------
    Mark Vorder Bruegge           Robert R. Womack


/s/ William E. Butler         /s/ James O'Leary
--------------------------    --------------------------
    William E. Butler             James O'Leary